
OAKWOOD MORTGAGE INVESTORS, INC. 1996-C           REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 4
REMITTANCE REPORT                                                   Page 1 of 6
REPORTING MONTH:     Jan-97

     Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------

Beginning                                                                  Ending            Scheduled
Principal       Scheduled     Prepaid      Liquidated    Contracts         Principal         Gross           Servicing
Balance         Principal     Principal    Principal     Repurchased       Balance           Interest        Fee
----------------------------------------------------------------------------------

264,009,111.23  (432,287.10)    (1,207,080.80)      0.00           0.00    262,369,743.33    2,364,336.57       220,007.59
============================================================================================================================


 Scheduled                                        Amount
 Pass Thru       Liquidation       Reserve        Available for
 Interest        Proceeds          Fund Draw      Distribution
----------------------------------------------------------------

   2,144,328.98         0.00             0.00       4,003,704.47
================================================================






          Reserve Fund as of Cutoff Date
-----------------------------------------------

  Beginning                                   Investment     Balance Before        Reserve       Reserve        Balance After
  Balance          Deposits     Distrib.      Interest     Current Distribution    Fund Draw     Fund Deposit   Current Distribution
------------------------------------------------------------------------------------------------------------------------------------

  1,358,413.25         0.00      -4,457.25     5,085.48        1,359,041.48                 0.00         0.00           1,359,041.48
====================================================================================================================================



                   Reserve Fund Required Balance
                 -----------------------------------
                  Before Current     After Current
Excess             Distribution       Distribution
------------     -----------------------------------

   5,085.48        1,353,956.00       1,353,956.00
============     ===================================








Class A-6 Liquidity Account


Beginning                      Investment     Balance Before     Reserve    Reserve         Balance After
Balance    Deposits   Distrib.  Interest   Current Distribution  Fund Draw  Fund Deposit    Current Distribution          Excess
------------------------------------------------------------------------------------------------------------------------------------
453,989.34       0.00  -822.46    1,701.05       454,867.93           0.00           0.00          454,867.93              1,701.05
====================================================================================================================================


  Reserve Fund Required Balance
------------------------------------
  Before Current   After Current
 Distribution       Distribution
------------------------------------
     453,166.88         453,166.88
====================================





Class B Liquidity Account


 Beginning                              Investment     Balance Before      Reserve    Reserve        Balance After
  Balance      Deposits     Distrib.     Interest    Current Distribution  Fund Draw  Fund Deposit   Current Distribution    Excess
------------------------------------------------------------------------------------------------------------------------------------

   63,410.81   732,170.95      0.00      1,661.52          797,243.28           0.00         0.00         797,243.28        1,661.52
====================================================================================================================================


     Reserve Fund Required Balance
--------------------------------------
    Before Current     After Current
     Distribution       Distribution
--------------------------------------

        795,581.76         795,581.76




                Certificate Account
--------------------------------------------------------------------------------------------------------------

   Beginning           Deposits                              Investment   Ending
    Balance     Principal      Interest      Distributions    Interest    Balance
--------------------------------------------------------------------------------------------------------------

 1,885,747.87  1,623,436.89   2,301,419.35  (4,721,478.38)    5,074.50   1,094,200.23
==============================================================================================================



      P&I Advances at Distribution Date
------------------------------------------------------

 Beginning       Recovered         Current         Ending
  Balance        Advances          Advances        Balance



1,322,179.37    1,290,626.64       913,925.62     945,478.35
=================================================================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-C   REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER      POOL REPORT # 4
REMITTANCE REPORT
REPORTING MONTH:     Jan-97               Page 2 of 6



Class B Crossover Test                                             Test Met?           Average 60 day delinquency ratio:
-----------------------------------------------------------------  ---------------

(a) Remittance date on or after May 2001                           N                              Over 60s     Pool Balance     %
                                                                                                 ----------------------------------
(b) Average 60 day Delinquency rate <=        5%                   Y      Current Mo       3,212,354.80   262,369,743.33       1.22%
                                                                          1st Preceding Mo 1,697,428.76   264,009,111.23       0.64%
(c) Average 30 day Delinquency rate <=        7%                   Y      2nd Preceding Mo   479,880.97   266,338,726.73       0.18%
                                                                                                                Divided by       3
                                                                                                                     --------------
(d) Cumulative losses do not exceed the following                                                                             0.68%
                                                                                                                     ==============
percent of the intitial principal balance of all Certificates
                                                                         Average 30 day delinquency ratio:
                Nov. 1996 - Nov. 1997         4%                   Y
                April 2001 - Nov. 2002        7%                   N
                Dec. 2002 - April 2003        8%                   N                     Over 30s           Pool Balance     %
                                                                                         -----------------------------------------
                May 2003 -                    9%                   N
                                                                         Current Mo         7,199,872.49    262,369,743.33    2.74%
                                                                         1st Preceding Mo   5,721,111.59    264,009,111.23    2.17%
(e) Current realized loss ratio <=            2.75%                Y     2nd Preceding Mo   3,015,045.94    266,338,726.73    1.13%
                                                                                                              Divided by       3
                                                                                                                     --------------
(f) Are class B principal balances plus Accelerated                                                                           2.01%
                                                                                                                      ==============
     Principal Distributions > =              24.501%
     of stated scheduled pool balance                                 Cumulative loss ratio:

                Beginning B-1 balance         25,726,000.00               Cumulative losses                          2,032.01
                                                                                                                --------------------
                Beginning B-2 balance         12,186,224.00           Divided by Initial Certificate Principal 270,791,224.00 0.001%
                                            -----------------                                                         ==============

                                              37,912,224.00
                Divided by beginning pool
                balance                      264,009,111.23           Current realized loss ratio:
                                             ----------------
                                                     14.360%       N                             Liquidation        Pool
                                             =================                                    Losses          Balance
                                                                                                       -----------------------

                                                                        Current Mo                    0.00     262,369,743.33
                                                                        1st Preceding Mo          2,032.01     264,009,111.23
                                                                        2nd Preceding Mo              0.00     266,338,726.73
                                                                                                                              0.003%
                                                                                                                      ==============


 OAKWOOD MORTGAGE INVESTORS, INC. 1996-C       REPORT DATE:  FEBRUARY 6, 1997
 OAKWOOD ACCEPTANCE CORP.- SERVICER
 REMITTANCE REPORT                             POOL REPORT # 4
 REPORTING MONTH:   Jan-97                     Page 3 of 6



                                                                    Delinquency Analysis

                                                31 to 59 days             60 to 89 days           90 days and Over     Total Delinq.
                 No. of     Principal                   Principal           Principal            Principal                Principal
                 Loans       Balance           #         Balance    #        Balance    #         Balance          #      Balance
               ---------------------------------------------------------------------------------------------------------------------


 Excluding Repos    8,001   261,351,907.41    124   3,949,299.61    51  1,571,998.70     16    685,831.18       191   6,207,129.49

         Repos         38     1,017,835.92      2      38,218.08    17    483,169.42     18    471,355.50        37     992,743.00
               --------------------------------------------------------------------------------------------------------------------

         Total      8,039   262,369,743.33    126   3,987,517.69    68  2,055,168.12     34   1,157,186.68      228   7,199,872.49
               ====================================================================================================================

                                                                                                                2.8%         2.74%
                                                                                                      ==============================


                                            Repossession Analysis
        Active Repos                    Reversal       Current Month
        Outstanding                     (Redemption)        Repos                   Cumulative Repos
         Principal                     Principal             Principal                  Principal
 #        Balance           #            Balance      #       Balance            #       Balance
---------------------------------------------------------------------------------------------------------------------------------



38   1,017,835.92        0                0.00       17    466,631.50            39      1,045,571.53



 OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
 OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  FEBRUARY 6, 1997
 REMITTANCE REPORT                              POOL REPORT # 4
 REPORTING MONTH:       Jan-97
                                                Page 4 of 6
 REPOSSESSION LIQUIDATION REPORT



                  Liquidated                                                  Net                     Net        Current
Account  Customer Principal     Sales      Insur.   Total   Repossession  Liquidation    Unrecov.   Pass Thru   Period Net
Number     Name    Balance     Proceeds   Refunds  Proceeds    Expenses     Proceeds     Advances    Proceeds    Gain/(Loss)
 -----------------------------------------------------------------------------------------------------------------------------------


                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                                      0.00                       0.00                 0.00              0.00
                                 ---------------------------------------------------------------------------------------------
                        0.00     0.00        0.00     0.00         0.00          0.00      0.00       0.00              0.00
                                 =============================================================================================

                                                   Cumulative
                                                   Gain/(Loss)
                                                  --------------





















                                           -------------
                                             (2,032.01)
                                           ==============


                                                   0.00
                                             ==========










 As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                 POOL REPORT # 4
REPORTING MONTH:                         Jan-97
                                                  Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original       Beginning       Current    Accelerated                 Ending              Principal Paid
                Cert.      Certificate    Certificate     Principal    Principal    Writedown   Certificate    Pool      Per $1,000
                Class       Balances       Balances        Payable    Distribution   Amounts     Balances     Factor    Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                         50,300,000.00   43,517,887.51  (1,639,367.90)   0.00     0.00    41,878,519.61    83.25749%     32.59
A-1 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

A-2                         46,970,000.00   46,970,000.00           0.00    0.00     0.00    46,970,000.00   100.00000%      0.00
A-2 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

A-3                         35,400,000.00   35,400,000.00           0.00    0.00     0.00    35,400,000.00   100.00000%      0.00
A-3 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

A-4                         20,900,000.00   20,900,000.00           0.00    0.00     0.00    20,900,000.00   100.00000%      0.00
A-4 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

A-5                         55,614,000.00   55,614,000.00           0.00    0.00     0.00    55,614,000.00   100.00000%      0.00
A-5 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

A-6                         23,695,000.00   23,695,000.00           0.00    0.00     0.00    23,695,000.00   100.00000%      0.00
A-6 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

B-1                         25,726,000.00   25,726,000.00           0.00    0.00     0.00    25,726,000.00   100.00000%      0.00
B-1 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

B-2                         12,186,224.00   12,186,224.00           0.00    0.00     0.00    12,186,224.00   100.00000%      0.00
B-2 Outstanding Writedown            0.00            0.00           0.00    0.00     0.00             0.00     0.00          0.00

Excess Asset Principal
    Balance                          0.00            0.00           0.00    0.00     0.00             0.00


                          --------------------------------------------------------------------------------

                           270,791,224.00  264,009,111.51  (1,639,367.90)   0.00     0.00   262,369,743.61
                          ================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                               POOL REPORT # 4
REPORTING MONTH:                          Jan-97
                                                                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                  Interest Paid
           Certificate  Remittance     Beginning     Current       Total        Interest   Ending  Per $1,000   Cert.     TOTAL
              Class        Rate         Balance      Accrual        Paid       Shortfall  Balance Denomination  Class  DISTRIBUTION
                       -------------------------------------------------------------------------------------------------------------


A-1                       5.59438%       0.00      209,642.32    209,642.32     0.00        0.00   4.82        A-1     1,849,010.22
A-1  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-1  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

A-2                       6.45000%       0.00      252,463.75    252,463.75     0.00        0.00   5.38        A-2       252,463.75
A-2  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-2  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

A-3                       6.75000%       0.00      199,125.00    199,125.00     0.00        0.00   5.63        A-3       199,125.00
A-3  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-3  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

A-4                       7.00000%       0.00      121,916.67    121,916.67     0.00        0.00   5.83        A-4       121,916.67
A-4  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-4  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

A-5                       7.35000%       0.00      340,635.75    340,635.75     0.00        0.00   6.13        A-5       340,635.75
A-5  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-5  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

A-6                       7.65000%       0.00      151,055.63    151,055.63     0.00        0.00   6.38        A-6       151,055.63
A-6  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
A-6  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

B-1                       7.96000%       0.00      170,649.13    170,649.13     0.00        0.00   6.63        B-1       170,649.13
B-1  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
B-1  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

B-2                       9.31000%       0.00       94,544.79     94,544.79     0.00        0.00   7.76        B-2        94,544.79
B-2  Carryover Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00
B-2  Writedown Interest   0.00           0.00            0.00          0.00     0.00        0.00   0.00

X                                    2,032.01      604,295.94    604,295.94     0.00    2,032.01                X        604,295.94

R                            -           0.00            0.00          0.00     0.00        0.00               R-1             0.00

Service Fee                        576,997.79      220,007.59    220,007.59     0.00  576,997.79                         220,007.59
                            ------------------------------------------------------------------                     -----------------

                                   579,029.80    2,364,336.57  2,364,336.57     0.00  579,029.80                       4,003,704.47

      Class B Liquidity Account                                        0.00                                                    0.00
                                                            ================                                       =================
                                                               2,364,336.57                                            4,003,704.47
                                                            ================                                       =================
